UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 2, 2011

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)
Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2011, the Board of Directors of Evergreen Energy Inc. (the “Company”), upon the recommendation of the Corporate Governance and Nominating Committee, appointed Ilyas Khan, age 48, to the Board of Directors as Chairman. At this time, Mr. Khan has not been appointed to any Committees.

In connection with Mr. Khan’s election, the Company has become party to a Professional Services Agreement (“PSA”) with Crosby Special Situations Fund (“CSSF”) effective December 31, 2010, pursuant to which CSSF will assist the Company with business development and financing services. Mr. Khan is designated as the lead consultant under the PSA and is elected as Chairman of the Company pursuant thereto.  Mr. Kahn is a strategic advisor to CSSF.  The Company will compensate CSSF as follows: (i) the issuance of warrants to purchase an aggregate of 1,238,150 shares of common stock, with the following exercise prices:  495,540 shares at $.65 per share; 371,655 shares at $.98 per share; 185,828 shares at $1.22 per share; and 185,828 shares at $1.83 per share; and (ii) monthly payments of £22,000 payable in arrears until consummation of a financing in the amount of at least $12,000,000.  After consummation of the financing, the £22,000 payment terminates and is replaced with, a monthly fee, payable in arrears, totaling £250,000 per year.  CSSF also receives reimbursement for out of pocket expenses, not to exceed £150,000 per year.  The total annual compensation to CSSF related to the PSA is approximately $390,000 per year, based upon current exchange rates.

Ilyas Khan

A financier by background, Mr. Khan lived and worked in Hong Kong since 1989 before moving back to his home in the United Kingdom in early 2009. He started his career with J Henry Schroder Wagg in 1984 in London, and worked as an investment banker through 1998 at Citigroup (1987 to 1993), UBS (1993 to 1996) and Nomura (1996 to 1998).  In 1998 he founded the TW Indus Group, an investment holding company, which acquired Crosby Capital in 2003. Since 2003, Mr. Khan has served, initially as Chairman and CEO, and latterly as a strategic advisor to Crosby Capital Partners, a privately held Asian-based merchant banking group focusing on natural resources with a particular track record in coal, gold and copper.  In 2008, Mr. Khan was the founding Chairman of privately held Touchstone Gold Holdings, where he remains as a director. Mr. Khan is the major shareholder of Touchstone Gold.

Beginning in 2000, he served as one of the three founding directors of Australian-based White Energy Company Limited (WEC.AX), which developed, built and operated plants that upgraded coal in a variety of locations. After WEC diversified into the direct ownership of coal assets, and as Mr. Khan re-located back to live in the United Kingdom, he stepped off the board in mid-2010.

Since June 2009, Mr. Khan has been a trustee and, since September 2009, the Chairman of Leonard Cheshire Disability, a UK-based charity with active operations in over 50 countries and a focus on supporting and caring for disabled people. Leonard Cheshire

2

Disability was established in 1948 and is the world’s largest NGO that focuses on disability.  Mr. Khan holds a B.A. Hons (honors degree) from the University of London’s School of Oriental and African Studies.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 3, 2011

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: January 3, 2011	By: /s/ Diana L. Kubik
Diana L. Kubik
Executive Vice President and Chief Financial Officer

4

Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated January 3, 2011

5